UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Volumetric Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Volumetric Fund, Inc.

87 Violet Drive

Pearl River, New York 10965

845-623-7637 / 800-541-FUND

Dear Shareholder:                        July 23, 2020

It is our pleasure to invite you to participate in the 2020 Annual Shareholder Meeting via teleconference on Wednesday, September 16, 2020, at 11:00 a.m. (EDT).

Due to the current Covid-19 pandemic and for the safety of everyone, the meeting will be held via teleconference, in a listen only mode. No in-person annual shareholder meeting will be held this year. The meeting is only for current Volumetric Fund shareholders.

Shareholders that are interested in attending the call must indicate this on their enclosed proxy voting form so, you may be placed on the attendees list when calling into the meeting. When you call into the meeting, a person will confirm that your name is on the list of attendees and your identity. If you do not indicate your intent to attend the meeting in advance, the operator will not grant you access to the meeting. The call-in details are:

Teleconference Call-in Information

Volumetric Fund Shareholder Meeting

Tollfree Phone: 800-437-2398   Meeting ID 5220319

Preregistration is required and must be indicated on the enclosed Proxy Election Ballot

Only shareholders that registered to attend will be admitted into the meeting by the operator

At the meeting, we will report on Volumetric Fund’s 2020 performance. In addition, as described in the accompanying Notice and Proxy Statement, you will be asked to elect nine directors, ratify the appointment of BBD, LLP, as the independent registered public accounting firm of the Fund for 2020 and approve the Amended and Restated Investment Advisory Agreement between Volumetric Fund, Inc. (“Fund”) and Volumetric Advisers (“Adviser”), Inc. The Fund’s 2020 Semi-Annual Report is also enclosed with this letter.

A proxy is enclosed with the notice of meeting and the proxy statement. The vote of every shareholder is important. Therefore, regardless of whether or not you plan to participate in the meeting, we would appreciate that you sign, date and return the proxy ballot to us promptly in the enclosed envelope. Since the call will be in listen only mode, any questions, you may have for the meeting, should be written on the proxy ballot that is returned to Volumetric Fund. In addition, please indicate on the proxy ballot if you plan to attend and insure we have indicated your correct email address so, we may email you a reminder of the meeting.

May you and your family stay safe and healthy.

Sincerely,

Irene J. Zawitkowski, Chair and CEO

VOLUMETRIC FUND, INC.

Notice of Annual Meeting of Shareholders

September 16, 2020

The Annual Meeting of shareholders of Volumetric Fund, Inc., a New York Corporation, will be held at on Wednesday, September 16, 2020, at 11:00 a.m. (EDT), via teleconference, for the following purposes:

1.To elect nine (9) directors to hold office until the next annual meeting of shareholders and until their successors are elected to qualify;

2.To consider and act upon the selection of the firm of BBD, LLP, as the independent registered accounting firm of the Fund;

3.To vote upon the Amended and Restated Investment Advisory Agreement between Volumetric Advisers, Inc and Volumetric Fund, Inc. Please note, the change in the new agreement permits the Adviser to outsource some operational and other functions, not related to the portfolio management of the Fund. This new agreement does not change the investment advisory fee rates paid by the Fund or the services provided.; and

4.To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on Thursday, July 23, 2020, will be entitled to receive this notice and to vote at the meeting.

By Order of the Board of Directors

Pearl River, New YorkJeffrey Gibs

July 24, 2020President and Secretary

SHAREHOLDERS ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY THAT IS SOLICITED BY THE BOARD OF DIRECTORS. PLEASE USE THE ENCLOSED PREPAID ENVELOPE IN RETURNING YOUR PROXY.

VOLUMETRIC FUND, INC.

87 Violet Drive

Pearl River, New York 10965

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 16, 2020

The accompanying proxy is solicited by the Board of Directors of Volumetric Fund, Inc. (the “Fund”) for use at the Annual Meeting of Shareholders to be held on September 16, 2020, and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and at any adjournments thereof. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a shareholder who has signed the proxy does not alone revoke the proxy. The proxy may be revoked by a later dated proxy or notice to the Secretary at the meeting.

At the Annual Meeting shareholders will be asked to:

1.To elect nine (9) directors to hold office until the next annual meeting of shareholders and until their successors are elected to qualify;

2.To consider and act upon the selection of BBD, LLP, as the independent registered accounting firm of the Fund;

3.To vote upon the Amended and Restated Investment Advisory Agreement between Volumetric Advisers, Inc. and Volumetric Fund, Inc.; and

4.To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business day on Thursday, July 23, 2020, will be entitled to vote at the meeting. Each share of stock is entitled to one vote. The Notice of Meeting, Proxy Statement, and accompanying form of proxy will be mailed to shareholders on or about July 27, 2020.

At the close of business day on July 23, 2020 the Fund had 1,640,681.2349 shares of common stock outstanding.

The Fund will furnish, without charge, a copy of the annual report and/or semi-annual report to a shareholder, upon request to:

Volumetric Fund, 87 Violet Drive, Pearl River, New York 10965; phone: 800-541-FUND; or website: volumetric.com.

1.ELECTION OF DIRECTORS

The Board of Directors recommends that nine nominees for director to be elected at the annual meeting, each to hold office until next year’s annual meeting and until the election and qualification of a successor. The election of directors requires the affirmative vote of the holders of a plurality of the Common Stock voting at the meeting. It is intended that proxies in the accompanying form which do not withhold authority to vote for any or all the nominees will be voted for the election of directors named below and on the subsequent page. Should any nominee become unable or unwilling to serve as a director, the proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees who are not candidates. The Board of Directors has no reason to believe that any nominee will be unavailable for election when the election occurs.

Directors, who are not salaried employees of Volumetric Advisers, Inc. (the “Adviser”), 87 Violet Drive, Pearl River, NY 10965, receive a fee for each Board or committee meeting they attend. Directors’ fees had no effect on the Fund’s expenses and expense ratio since all their fees were paid by the Adviser. The full Board of Directors met three times and the independent directors met three times during 2019. In addition, the Audit Committee had met twice and the Governance & Nominating Committee had met once in the same period.

Nominated directors, as a group, beneficially owned 126,321.7250 shares or 7.70% of the outstanding shares of the Fund on July 23, 2020.  This includes shares beneficially owned by spouses or joint accounts with spouses, also the director’s custodian or trust accounts for their minors. In addition to the directors, the Adviser, whose principal shareholder is Mr. Gabriel Gibs, is the owner of 3.05% of the outstanding shares of the Fund. Dollar range shareholdings of directors in Volumetric Fund, as of July 23, 2020, are shown in the following table. The following categories are used for the dollar ranges: over $100,000 is A; $50,001-$100,000 is B; $25,001-$50,000 is C; $10,001-$25,000 is D; $1-$10,000 is E.

The information for the nominated directors, concerning their age and occupation for the past 5 years, have been furnished to the Fund by the nominees. Nominees, who are “interested persons” of the Fund, as defined by the Investment Company Act of 1940, are indicated by an asterisk (“ * ”).

Director**	Occupation	Age	Director Since	Holding $ Range
Jeffrey M. Gibs*	President and Portfolio Co-Manager since 2016 and CCO since 2005. Jeffrey was Executive Vice President from 2015 to 2016 and Vice President from 1997 to 2015. He had worked as a consultant to the Fund from 1989 to 2015. He was previously employed by US Bank and AIS (acquired by US Bank) as Vice President of hedge fund accounting and operations (2005 to 2015). Mr. Gibs is also the President of Volumetric Advisers Inc. Jeffrey is the son of the Founder, Gabriel Gibs.	53	2018	A
Josef Haupl (1)	Engineering Consultant to the chemical industry, since 2002. Previously, Director of Technology of Lurgi PSI, an engineering and construction services company for the chemical industry.	75	2004	A
Alexandre M. Olbrecht (3)	Associate Professor of Economics, Anisfield School of Business at Ramapo College of New Jersey, since 2005. Executive Director of the Eastern Economic Association. He was elected by the Board as the Fund’s Vice Financial Expert.	42	2012	C

Director**	Occupation	Age	Director Since	Holding $ Range
Neil O’Sullivan (3)	Proprietor of Neil T. O’Sullivan, CPA since 2009. Previously Partner, Cherian, O’Sullivan & Tatapudy, LLP, certified public accountants, since 2003. Mr. O’Sullivan started his accounting career with Ernst & Young, LLP certified public accountants.	51	2017	C
Stephen J. Samitt (1), (4)	Stephen Samitt, CPA, LLC since 2008. Previously Principal, Briggs Bunting & Dougherty, LLP, certified public accountants, since 1997. Previously, Partner, Tait, Weller & Baker, a full-service accounting firm. He was elected by the Board as the Fund’s Financial Expert.	78	1996	A
Allan A. Samuels (2)	President and CEO of Rockland Business Association (RBA) since 2001. RBA is a non-profit organization of about 1,000 businesses in Rockland County, NY, for the advancement of its members via public relations, seminars, networking and legislation. He is also Board member of several non-profit and business organizations	82	2007	B
David L. Seidenberg (3)	Managing Director, SQ Ventures, LLC, since 2002. Previously he was Vice President of Davos Chemical Company since 1972.	73	1983	A
Raymond W. Sheridan (1)	President, Raymond Sheridan Financial, Inc., insurance and financial services. Previously, Mr. Sheridan was Vice President and Treasurer of the Fund between 1997 and 2005.	69	1995	A
Irene J. Zawitkowski*	CEO and Senior Portfolio Manager since 2016 and Chair since 2018. Ms. Zawitkowski was President and Portfolio Co-manager from 2003 to 2016 and Executive Vice President of the Fund from inception to 2003. Ms. Zawitkowski is also Executive Vice President of Volumetric Advisers	67	1978	A

(1) Member of the Governance & Nominating Committee.; (2) Chairman of the Governance & Nominating Committee.; (3) Member of the Audit Committee.; (4) Chairman of the Audit Committee. ** The address of each director is c/o Volumetric Fund, 87 Violet Drive, Pearl River, New York 10965

2.INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Volumetric Fund’s Board of Directors has selected BBD, LLP, 1835 Market Street, Philadelphia, PA 19103, as its independent registered public accounting firm for the fiscal year commencing January 1, 2020. Representatives of BBD, LLP may not be in attendance at the annual meeting, but will be available, as necessary, to answer questions from shareholders present at the meeting.

3.APPROVAL OF INVESTMENT ADVISORY CONTRACT

The Board of Directors, at their July 16, 2020 meeting, approved the renewal of the Amended and Restated Investment Advisory Agreement between Volumetric Fund, Inc. (the “Fund”) and Volumetric Advisers, Inc. (the “Adviser”), subject to shareholder approval.

The Current Investment Advisory Agreement became effective on November 20, 2019 and was most recently reviewed by the Board on July 16, 2020. The Board originally approved the Current Investment Advisory Agreement between the Fund and the Adviser on November 20, 2019.  The Board most recently renewed the Current Investment Advisory Agreement at a meeting held on July 16, 2020. The change in the new agreement permits the Adviser to outsource some operational and other functions, not related to the portfolio management of the Fund. This new agreement does not change the investment advisory fee rates paid by the Fund or the services provided.

For the fiscal year ended December 31, 2019, the Adviser earned $641,071 in advisory fees under the Current Investment Advisory Agreement. Under the terms of the Current Advisory Agreement and Amended and Restated Investment Advisory Agreement, the Adviser is entitled to receive a daily management fee calculated each day and deducted from total assets, as an accrued expense, to obtain net assets. The daily management fee is determined by multiplying the Fund’s net assets by the appropriate rate, currently 1.91%, and dividing the resulting number by the number of calendar days of the year. The management fee is paid to the Adviser monthly. The Adviser and any affiliated persons of the Adviser did not receive any other material payment from the Fund, during the last fiscal year. The Adviser is not entitled to any other fees under this agreement.

As specified by section 15(a)(2) of the Act, this contract shall continue in effect for a period no more than two years from the date of its execution and thereafter it may be renewed for successive periods of one year, so long as such renewal is approved at least annually by the Board of Directors, including a majority of those Directors who are not affiliated with, or have an interest in the Adviser (the “Independent Directors”) or by vote of a majority of the outstanding voting securities. However, this contract may be terminated at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of the majority of the outstanding voting securities of the Fund on no less than sixty days written notice to the Adviser. The contract is automatically terminated in the event of “assignment” by the Adviser, or any event that constitutes a change of control of the Adviser, as set forth under the Investment Advisers Act of 1940, as amended or Section 15 of the Investment Company Act of 1940, as amended.

In addition to management of the Fund, the Adviser offers personalized financial advisory services to individuals and businesses.

Information Concerning the Adviser

The Adviser is New York based corporation located at 87 Violet Drive, Pearl River, New York 10965. The names and principal occupations of the principal executive officers, directors, and general partners of the Adviser as of the date of this Proxy Statement are set forth below. The address of each is c/o Volumetric Advisers Inc., 87 Violet Drive, Pearl River, New York 10965.

Name and Address*	Principal Occupation
Jeffrey Gibs	Officer, Chief Compliance Officer
Gabriel Gibs	Officer
Irene J. Zawitkowski	Officer

   * Volumetric Advisers Inc., 87 Violet Drive, Pearl River, New York 10965.

Evaluation by the Board of Directors

The Board of Directors evaluated the terms of the new agreement and whether it was in the best interests of the Fund and its shareholders. The Board was presented with a 15(c) information document that had been completed by the Adviser. This document addressed items related to the SEC Section 15(c) Rule and the Gartenburg factors, which includes the suitability of the Adviser and the fees the Fund incurs.

The following factors were presented and discussed with the directors:

• The investment performance of the Fund and the investment adviser –

The Board reviewed the investment performance of the Fund. On a regular basis, the Adviser provides the Board information regarding the performance of the Fund and discusses the factors contributing to the performance. Due to the unique tactical investment allocation approach of the Fund, the Fund uses both the S&P 500 Index and the CitiGroup 3-Month Treasury Bill Index as its benchmarks. While it is difficult to compare the Fund directly with a peer group, the Board believes the performance meets their expectation, based upon the objectives of the Fund.

The Board concluded that the Adviser continued to effectively manage the portfolio in accordance with its fundamental investment strategy, as outlined in the Prospectus.

• The nature, extent and quality of the services provided by the investment adviser to the Fund;

The Board considered the nature, quality of the services to be provided by the Adviser to the Fund. The Board considered the overall reputation and capabilities of the Adviser, its investment allocation and stock selection approach, decision-making processes, the fact that the Adviser has managed the Fund since inception, its established relationship with shareholders, its commitment to provide quality investment advisory and other services to the Fund.

With respect to investment advisory services, the Board considered the professional experience of the personnel at the Adviser who have performed investment research and managed the portfolio’s investments. The Adviser would continue to provide all administrative, accounting, compliance and other services required by the Fund, including overseeing and coordinating the activities of third-party service providers.

The Board considered the Fund’s compliance program established pursuant to Rule 38a-1 under the 1940 Act. The Board, on a regular basis, receives and reviews information from the Fund’s Chief Compliance Officer (“CCO”) regarding the Fund’s compliance program. It was noted, there are no compliance or legal issues.

The Board then considered the Adviser’s financial condition. The Board believes the Adviser has the financial resources to fulfill its obligations under the new advisory agreement.

• The fees and cost of services to be provided

The Board concluded that the fees paid were reasonable for a fund of such asset size. The Board reviewed the fees and expense ratio under the new agreement. It was noted that the fees under the new agreement remained the same and the overall expense ratio was not expected to differ materially.

The management fee paid to the Adviser may be a little higher than average; however, most other funds incur other charges directly to the fund, which is different from Volumetric Fund. Instead, the Adviser pays all expenses of the Fund. These unitary fees include: salaries of personnel, services of specific third parties, research, data processing, printing and postage, clerical, administrative, advertising and marketing expenses. Furthermore, the Adviser also pays the Fund’s Chief Compliance Officer, its Board of Directors, custodian fees, federal registration fees, state registration fees, franchise taxes, legal and auditing fees, and all other operating expenses, such as shareholder reports and proxy statements. The Adviser does not pay the Fund’s brokerage commissions and SEC transaction fees.

• The extent to which economies of scale will be realized as the Fund grows and the benefit to shareholders; and

The Board recognized that one method to help ensure that shareholders share in economies of scale is to include breakpoints in a fund’s advisory fee schedule. The new advisory agreement has breakpoints that provide for a reduction of the advisory fee as assets increase. These breakpoints are similar to the previous advisory agreement.

After reviewing these and other related factors, the Board agreed that the proposed fee arrangements continued to provide appropriate sharing of economies of scale between Fund shareholders and the Adviser.

• The profits to be realized by the Adviser from the relationship with the Fund;

The Board also considered the cost of the services to be provided and the Adviser’s expected profitability from its relationship with the Fund. The Board reviewed the Adviser’s financial information regarding the Fund.

It was noted that the Adviser would provide directly or through third parties all of the services necessary for the Fund’s operations and that the advisory fees paid to Volumetric Advisers reflects these obligations. The Board recognized that the Adviser is entitled to earn a reasonable level of profit for the services it provides to the Fund and the entrepreneurial risk that it assumes as the investment adviser.

4. OTHER MATTERS

The Financial Statements of the Fund are not set forth in the proxy statement, since they were included in the Annual Report of the Fund for fiscal year ended December 31, 2019 and the 2020 Semi-Annual Report, which have been mailed to all shareholders. The cost of preparing, assembling and mailing this proxy statement will be paid by the Adviser.

The Board of Directors knows of no other matter to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment in such matters.

Shareholders may submit questions to be addressed at the meeting. Any question should be written on the back of the Proxy Election Ballot Form and returned to Volumetric Fund, Inc, 87 Violet Drive, Pearl River, New York 10965.